Exhibit 10.9
TENNESSEE VALLEY AUTHORITY
COAL ACQUISITION & SUPPLY
1101 Market Street, MR 2A
Chattanooga, Tennessee 37402-2801
CONTRACT SUPPLEMENT

TO:	Delta Coal LLC	Supplement No.	2
	95 White Bridge Road	Date	July 29, 2008
	Nashville Tn 37205	Group No.	612
		Contract No.	40668
		Plant	Various
		Name of Mine	Big Run
Attention Mr. Tate Rich
This confirms the agreement reached with TVA and Tate Rich to amend the contract as follows:
3.0	SCHEDULING

3.4	By mutual agreement Contractor may at various times ship coal via Truck at TVA’s request.

7.0	SAMPLING AND ANALYSIS

7.04	TVA sampling and analysis (Section 7.1 of the contract) will be used for CQAR calculations for payment purposes for all coal shipped via Truck from McHenry, KY, Armstrong Coal Mine to Destination Paradise Fossil Plant.

16.0	WEIGHTS

16.7	TVA weights will govern for payment for coal loaded via Truck from McHenry, KY, Armstrong Coal Mine to Destination Paradise Fossil Plant.
All other terms and conditions of the Contract remain unchanged.
Please complete the acceptance below and return a signed copy of this contract supplement to this office. You should retain the other signed copy for your files.
In the event Contractor fails to execute this Supplement in the acceptance space provided below or fails to return such executed Supplement to TVA, shipment of coal to TVA following the date of Contractor’s receipt of this Supplement shall constitute an acceptance by Contractor of all the terms and conditions of this Supplement, unless within five (5) business days of the date of receipt of this Supplement, Contractor notifies TVA, both orally and in writing that this Supplement is not accepted.

Accepted	Armstrong Coal Co.	TENNESSEE VALLEY AUTHORITY

Company

By	/s/ Martin D. Wilson	/s/ Eddie Spicer

	Signature	Eddie Spicer Fuel Contract Administrator

President	/s/

Title	Contract Support Specialist

8/18/08	/s/

Date	Manager of Coal Supply